Exhibit 99.1

Mallinckrodt plc Reports Fourth Quarter and Fiscal Year 2023 Financial Results and Provides 2024 Guidance

Exceeds High End of Guidance Range on Net Sales and Adjusted EBITDA for Fiscal Year

Received U.S. Food and Drug Administration (FDA) Approval of Supplemental New Drug Application for Acthar® Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect™ Injector (SelfJect) With Launch Planned for 2024

Accomplished Key Milestones in Specialty Brands in 2023, Including Successful Launch of Terlivaz® (terlipressin) and FDA Clearance of INOmax® EVOLVE™ DS Delivery System With Rollout in 2024

Appointed New Board Members With Expertise in Pharmaceuticals, Healthcare, Finance and Operations

Provides 2024 Adjusted EBITDA Guidance of $520 Million to $560 Million

DUBLIN, March 26, 2024 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported its financial results for the fourth quarter and fiscal year ended December 29, 2023.1

“We are pleased with the meaningful progress we made in 2023 as we exceeded the high end of our annual net sales and Adjusted EBITDA guidance, drove significant growth in Specialty Generics, achieved key milestones in Specialty Brands, and strengthened Mallinckrodt’s financial foundation,” said Siggi Olafsson, President and Chief Executive Officer. “As we entered 2024, we welcomed four experienced directors to our Board, reflecting our ongoing commitment to building a stronger Mallinckrodt for the benefit of our patients, customers, partners, employees and investors.”

Mr. Olafsson continued, “Ongoing growth in our Specialty Generics segment underscores the reliability and quality of our manufacturing and supply capabilities, the benefits of our vertically integrated manufacturing base and focused execution by our team. We expect strong performance to continue in the new year as we continue to meet market needs with accessible, high-quality medicines. In Specialty Brands, we are well-positioned to continue the momentum we achieved last year with the successful launch of Terlivaz, consistent growth in Therakos® and signs of stabilization in Acthar Gel. With the FDA’s clearance of our INOmax EVOLVE delivery system in December, we are pleased that the rollout of this innovative product in hospitals has begun. In addition, we were pleased to receive FDA approval of the Supplemental New Drug Application for SelfJect, which we plan to launch later this year. We are excited for the opportunities ahead as we continue advancing our strategic priorities and delivering for our patients.”

Fourth Quarter 2023 Financial Results

Mallinckrodt’s net sales in the fourth quarter of 2023 were $469.3 million, comprising $226.3 million in the Predecessor period and $243.0 million in the Successor period, as compared to $489.3 million in the fourth quarter of 2022. This reflects a decrease of 4.1% on a reported basis and 4.3% on a constant currency basis.

1 As a result of emerging from Chapter 11, the period November 15, 2023 through December 29, 2023 reflects the Successor period, while the period December 31, 2022 through, and including, November 14, 2023 reflects the Predecessor period. The combined periods of December 31, 2022 through November 14, 2023 (Predecessor) and November 15, 2023 through December 29, 2023 (Successor) are referred to herein as "fiscal 2023" and the combined periods of January 1, 2022 through June 16, 2022 (Predecessor) and June 17, 2022 through December 30, 2022 (Predecessor) are referred to herein as "fiscal 2022." Please see "Predecessor and Successor Periods" below for further information.

The Company’s Specialty Brands segment reported net sales of $270.7 million, comprising $130.9 million in the Predecessor period and $139.8 million in the Successor period, as compared to $320.7 million in the fourth quarter of 2022. The decrease of 15.6% on a reported basis and 15.8% on a constant currency basis are primarily due to the impact of competition, including the loss of exclusivity for Amitiza® in the U.S., and continued pressure on overall specialty pharmaceutical spending, partially offset by the launch of Terlivaz and return to growth of Therakos.

Mallinckrodt’s Specialty Generics segment reported net sales of $198.6 million, comprising $95.4 million in the Predecessor period and $103.2 million in the Successor period, as compared to $168.6 million in the fourth quarter of 2022, reflecting an increase of 17.8% on a reported and constant currency basis. This increase was primarily due to growth in finished-dosage products as the broader market experienced ongoing disruptions in product quality and supply.

The Company’s net income for the fourth quarter of 2023 was $1,052.4 million, comprising net income of $1,090.6 million in the Predecessor period offset by a net loss of $38.2 million in the Successor period, as compared to a net loss of $249.5 million in the fourth quarter of 2022. The increase was driven primarily by the reorganization impacts of the Chapter 11 and liabilities management processes, certain non-restructuring intangible asset impairments, and the application of fresh start accounting.

Mallinckrodt’s Adjusted EBITDA in the fourth quarter of 2023 was $123.8 million, comprising $55.5 million in the Predecessor period and $68.3 million in the Successor period, as compared to $175.5 million in the fourth quarter of 2022, a decrease of 29.5%. This decrease was primarily due to the impact of competition including generic competition in the U.S. Amitiza market, and a shift in the Company’s overall product mix as the Specialty Generics segment increased to approximately 42.3% of overall net sales in the fourth quarter of 2023 versus 34.5% of net sales in the fourth quarter of 2022. This was partially offset by strength in the Specialty Generics segment, growth in Therakos and the launch of Terlivaz. In addition, the Company continued to invest in the launch of Terlivaz, and included in Adjusted EBITDA are approximately $15 million of non-recurring compensation costs in the fourth quarter of 2023 and approximately $30 million of non-recurring compensation costs year-to-date related to the Company's Chapter 11 process.

Adjusted gross profit as a percentage of sales was 62.3% for the fourth quarter of 2023, as compared to 65.9% for the fourth quarter of 2022. The decline in gross profit was primarily due to the Company’s shift in overall product mix.

Mallinckrodt's cash balance at the end of the fourth quarter of 2023 was $262.7 million. During the fourth quarter, Mallinckrodt repaid the outstanding principal amount of $100.0 million on its up to $200 million revolving accounts receivable financing facility, ending the quarter with approximately $460 million in liquidity including availability under that facility. Total principal debt outstanding at the end of the fourth quarter of 2023 was $1,647.8 million, with net debt of $1,385.1 million outstanding.

Fiscal Year 2023 Results

Mallinckrodt’s net sales for fiscal 2023 were $1,865.9 million, comprising $1,622.9 million in the Predecessor period and $243.0 million in the Successor period, as compared to $1,914.3 million for fiscal 2022, comprising $874.6 million for the period January 1, 2022 through June 16, 2022 and $1,039.7 million for the period June 17, 2022 through December 30, 2022.

The Company’s net loss for fiscal 2023 was $1,669.5 million, comprising $1,631.3 million in the Predecessor period and $38.2 million in the Successor period, as compared to $911.2 million for fiscal 2022, comprising $313.1 million for the period January 1, 2022 through June 16, 2022 and $598.1 million for the period June 17, 2022 through December 30, 2022.

Mallinckrodt's Adjusted EBITDA for fiscal 2023 was $571.9 million, comprising $503.6 million in the Predecessor period and $68.3 million in the Successor period.

Fourth Quarter and Fiscal Year 2023 Business Segment Update

Specialty Brands Segment

Acthar Gel reported net sales of $104.4 million for the fourth quarter of 2023, comprising $47.4 million in the Predecessor period and $57.0 million in the Successor period. While fiscal 2023 net sales were slightly below guidance, fourth quarter net sales reflected positive momentum and underlying business strength, with improved performance in three out of five therapeutic areas versus the fourth quarter of 2022. In addition, the Company remains on track to launch SelfJect in the second half of 2024 following FDA approval.

Mallinckrodt expects fiscal 2024 Acthar Gel net revenue to decline in the low single digits, compared with fiscal 2023. This represents significant progress toward net revenue stabilization for the brand. In addition, Mallinckrodt expects Acthar Gel net sales performance to improve over the course of fiscal 2024, as prescribing momentum within the category continues to grow.

Terlivaz reported net sales of $5.6 million in the fourth quarter of 2023, comprising $3.3 million in the Predecessor period and $2.3 million in the Successor period, and $15.6 million in fiscal 2023, comprising $13.3 million in the Predecessor period and $2.3 million in the Successor period, reflecting a strong first full year of product launch as Mallinckrodt exceeded its formulary access targets. The Company received more than 200 formulary approvals during the year, setting a firm foundation for continued momentum as the product moves into its next phase. In fiscal 2024, the Company will continue to invest in marketing for Terlivaz to drive hospital adoption and early patient identification.

INOmax (nitric oxide) gas sales grew outside of the U.S. in the fourth quarter of 2023, driven largely by volume growth in Japan, while persistent competitive pressures continued to impact U.S. sales. Mallinckrodt received FDA clearance of the INOmax EVOLVE DS Delivery System in the fourth quarter of 2023. The next-generation nitric oxide delivery system combines mini-cylinder technology, automation, integration and interaction into one device, representing an important contribution to serve the needs of NICU patients. The Company is focused on the rollout of this system which is currently underway in select U.S. hospitals participating in the EVOLVE DS Pilot program, with wider rollout planned later this year.

Therakos sales grew year over year for the third consecutive quarter, driven by strong performance in the U.S. and international markets. Therakos growth reflects the continued need for a safe and efficacious immunomodulatory therapy in an evolving market. Total product net sales for the fourth quarter of 2023 grew 14.8% on a reported basis and 13.5% on a constant currency basis, or $9.2 million, as compared to the fourth quarter of 2022. Mallinckrodt continues to expect the product to grow in the mid-single digits over the next several years.

Specialty Generics Segment

The Company delivered strong growth in its Specialty Generics segment in fiscal 2023 versus prior years, with year over year net sales growth of 20.5%. Performance was driven by the finished-dosage products business, manufacturing excellence in the Acetaminophen (APAP) business and three successful new product launches, including generic Mydayis® and generic Vyvanse® capsules for ADHD and morphine sulfate tablets. The business also gained regulatory approval in the fourth quarter of 2023 for a reformulation of the Company’s fentanyl patch product, which it reintroduced to the market in multiple strengths in the first quarter of 2024. Mallinckrodt’s Specialty Generics business will continue to be differentiated as a reliable, consistent supplier, creating stable pricing dynamics and a competitive advantage with customers amidst ongoing shortages and supply chain constraints.

2024 Financial Guidance

For the full-year fiscal 2024, Mallinckrodt expects:

2024 Guidance
Total Net Sales	$1.800 billion to $1.900 billion
Adjusted EBITDA	$520 million to $560 million

The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. Please see the "Reconciliation of Non-GAAP Financial Guidance" included in this release for a reconciliation of GAAP and non-GAAP financial measures for the fourth quarter of 2023 and fiscal 2023.

Board Updates

On February 2, 2024, Mallinckrodt announced that Paul Bisaro has been reappointed to his previous role as Board Chair and Katina Dorton, Abbas Hussain and Wesley Wheeler have been appointed to the Company’s Board of Directors, which now comprises seven directors.

These new board members bring seasoned experience in pharmaceuticals, healthcare, finance and operations. For full biographies of each director, please visit https://www.mallinckrodt.com/about/board-of-directors/.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission ("SEC") disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including Adjusted EBITDA, adjusted gross profit, adjusted SG&A expenses, adjusted R&D expenses, and net sales growth (loss) on a constant-currency basis, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; liabilities management and separation costs; changes in fair value of derivative assets and liabilities; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented in this press release include Successor and Predecessor periods.
The Company reports its results based on a "52-53 week" year ending on the last Friday of December. The period November 15, 2023 through December 29, 2023 reflects the Successor period, while the period December 31, 2022 through, and including, November 14, 2023 reflects the Predecessor period. The combined periods of December 31, 2022 through November 14, 2023 (Predecessor) and November 15, 2023 through December 29, 2023 (Successor) ("fiscal 2023") and the combined periods of January 1, 2022 through June 16, 2022 (Predecessor) and June 17, 2022 through December 30, 2022 (Predecessor) ("fiscal 2022") consisted of 52 weeks, while the fiscal year ended December 31, 2021 (Predecessor) ("fiscal 2021") consisted of 53 weeks.

Upon emergence from Chapter 11 on each of November 14, 2023 (the “2023 Chapter 11 Cases”) and June 16, 2022 (the “2020 Chapter 11 Cases”), we adopted fresh-start accounting in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 852 - Reorganizations ("ASC 852"), and became a new entity for financial reporting purposes as of the effective dates of the 2023 and 2020 Chapter 11 Cases. References to "Successor" relate to the financial position as of December 29, 2023 and results of operations of the reorganized Company subsequent to November 14, 2023, while references to "Predecessor" relate to the financial position as of December 30, 2022 and results of operations of the Company for the period from December 31, 2022 through November 14, 2023, the period from June 17, 2022 through December 30, 2022, and for the periods prior to, and including June 16, 2022. All emergence-related transactions related to the effective dates of the 2023 and 2020 Chapter 11 Cases were recorded as of November 14, 2023 and June 16, 2022, respectively. Accordingly, the consolidated financial statements for the Successor are not comparable to the consolidated financial statements for the Predecessor periods and the consolidated financial statements for the combined predecessor period from June 17, 2022 through November 14, 2023 are not comparable to the consolidated financial statements for the predecessor period prior to, and including June 16, 2022.

Mallinckrodt’s results of operations as reported in its consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented herein is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, the ongoing strategic review, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of Mallinckrodt’s recent emergence from bankruptcy; changes in Mallinckrodt's business strategy and performance; the uncertainties inherent in strategic review processes, and the challenges in effecting related transactions; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of

1986, as amended; Mallinckrodt’s repurchases of debt securities; the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to Mallinckrodt or its officers; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following emergence from the 2023 Chapter 11 Cases as well as perceptions of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals following emergence from the 2023 Chapter 11 Cases; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt's business plan and the Company’s ability to continue as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing litigation; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel following emergence from the 2023 Chapter 11 Cases; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior or future restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; actions taken by third parties, including the Company's creditors and other stakeholders; Mallinckrodt’s variable rate indebtedness; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023, to be filed with the SEC, and its Quarterly Reports on Form 10-Q for the quarterly periods ended September 29, 2023, June 30, 2023 and March 31, 2023, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and https://www.mallinckrodt.com, respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

CONTACTS

Investor Relations
Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2024.

Exhibit 99.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Period from November 15, 2023 through December 29, 2023 (1)	Percent of Net sales	Period from September 30, 2023 through November 14, 2023 (1)	Percent of Net sales	Three Months Ended December 30, 2022 (1)	Percent of Net sales
Net sales	$243.0	100.0%	$226.3	100.0%	$489.3	100.0%
Cost of sales	179.1	73.7	209.4	92.5	438.9	89.7
Gross profit	63.9	26.3	16.9	7.5	50.4	10.3
Selling, general and administrative expenses	64.2	26.4	78.6	34.7	130.6	26.7
Research and development expenses	15.9	6.5	14.1	6.2	29.7	6.1
Restructuring charges, net	—	—	—	—	7.8	1.6
Non-restructuring impairment charges	2.6	1.1	—	—	—	—
Liabilities management and separation costs	1.4	0.6	0.4	0.2	—	—
Operating loss	(20.2)	(8.3)	(76.2)	(33.7)	(117.7)	(24.1)
Interest expense	(28.3)	(11.6)	(49.5)	(21.9)	(155.2)	(31.7)
Interest income	0.9	0.4	1.9	0.8	2.5	0.5
Other income, net	5.4	2.2	0.2	0.1	9.2	1.9
Reorganization items, net	(4.0)	(1.6)	428.4	189.3	(5.5)	(1.1)
(Loss) income from continuing operations before income taxes	(46.2)	(19.0)	304.8	134.7	(266.7)	(54.5)
Income tax benefit	(8.0)	(3.3)	(785.9)	(347.3)	(17.4)	(3.6)
(Loss) income from continuing operations	(38.2)	(15.7)	1,090.7	482.0	(249.3)	(51.0)
Income (loss) from discontinued operations, net of income taxes	—	—	(0.1)	—	(0.2)	—
Net (loss) income	$(38.2)	(15.7)%	$1,090.6	481.9%	$(249.5)	(51.0)%

Basic loss per share:
(Loss) income from continuing operations	$(1.94)		$80.79		$(18.93)
Income (loss) from discontinued operations	—		(0.01)		(0.02)
Net (loss) income	$(1.94)		$80.79		$(18.94)
Diluted loss per share:
(Loss) income from continuing operations	$(1.94)		$80.79		$(18.93)
Income (loss) from discontinued operations	—		(0.01)		(0.02)
Net (loss) income	$(1.94)		$80.79		$(18.94)
Weighted-average number of shares outstanding
Basic weighted-average shares outstanding	19.7		13.5		13.2
Diluted weighted-average shares outstanding	19.7		13.5		13.2
(1)The Company reports its results based on a "52-53 week" year ending on the last Friday of December. The period November 15, 2023 through December 29, 2023 reflects the Successor period, while the period September 30, 2023 through, and including, November 14, 2022, reflects the Predecessor period. The combined periods of September 30, 2023 through November 14, 2023 and November 15, 2023 through December 29, 2023 ("three months ended December 29, 2023") and the three months ended December 30, 2022 both consisted of 13 weeks.

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor				Non-GAAP Combined
	Period from November 15, 2023 through December 29, 2023				Period from September 30, 2023 through November 14, 2023				Three Months Ended December 29, 2023
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA
Net income (loss)	$63.9	$64.2	$15.9	$(38.2)	$16.9	$78.6	$14.1	$1,090.6	$1,052.4
Adjustments:
Interest expense, net	—	—	—	27.4	—	—	—	47.6	75.0
Income tax benefit	—	—	—	(8.0)	—	—	—	(785.9)	(793.9)
Depreciation (1)	9.1	(0.3)	(0.2)	9.6	4.5	(0.8)	(0.3)	5.6	15.2
Amortization	16.2	—	—	16.2	61.5	—	—	61.5	77.7
Restructuring charges, net	—	—	—	—	—	—	—	—	—
Non-restructuring impairment charges (2)	1.2	—	—	3.8	44.0	—	—	44.0	47.8
Loss from discontinued operations	—	—	—	—	—	—	—	0.1	0.1
Change in contingent consideration fair value	—	0.3	—	(0.3)	—	—	—	—	(0.3)
Change in derivative assets and liabilities	—	—	—	8.4	—	—	—	—	8.4
Liabilities management and separation costs (3)	—	—	—	1.4	—	—	—	0.4	1.8
Unrealized (gain) loss on equity investment	—	—	—	(13.5)	—	—	—	1.0	(12.5)
Reorganization items, net	—	—	—	4.0	—	—	—	(428.4)	(424.4)
Share-based compensation	—	—	—	—	—	(1.1)	(0.1)	1.2	1.2
Fresh-start inventory-related expense (4)	57.5	—	—	57.5	17.8	—	—	17.8	75.3
As adjusted:	$147.9	$64.2	$15.7	$68.3	$144.7	$76.7	$13.7	$55.5	$123.8
(1)Includes $4.2 million of accelerated depreciation in cost of sales a during the period November 15, 2023 through December 29, 2023 (Successor).
(2)Includes $3.8 million of impairment charges on StrataGraft assets during the period November 15, 2023 through December 29, 2023 (Successor) and a $44.0 million Acthar inventory write-down to net realizable value during the period September 30, 2023 through November 14, 2023 (Predecessor).
(3)Represents costs primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the respective bankruptcy proceedings.
(4)Includes $58.5 million and $17.8 million of inventory fair-value step up expense during the period from November 15, 2023 through December 29, 2023 (Successor) and September 30, 2023 through November 14, 2023 (Predecessor), respectively. Also includes $1.0 million of fresh-start inventory-related gain during the period from November 15, 2023 through December 29, 2023 (Successor).

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Non-GAAP Combined				Predecessor
	Three Months Ended December 29, 2023				Three Months Ended December 30, 2022
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net income (loss)	$80.8	$142.8	$30.0	$1,052.4	$50.4	$130.6	$29.7	$(249.5)
Adjustments:
Interest expense, net	—	—	—	75.0	—	—	—	152.7
Income tax benefit	—	—	—	(793.9)	—	—	—	(17.4)
Depreciation (1)	13.6	(1.1)	(0.5)	15.2	10.4	(3.0)	(0.6)	14.0
Amortization	77.7	—	—	77.7	136.6	—	—	136.6
Restructuring charges, net	—	—	—	—	—	—	—	7.8
Non-restructuring impairment charges (2)	45.2	—	—	47.8	—	—	—	—
Loss from discontinued operations	—	—	—	0.1	—	—	—	0.2
Change in contingent consideration fair value	—	0.3	—	(0.3)	—	(1.3)	—	1.3
Change in derivative assets and liabilities fair value	—	—	—	8.4
Liabilities management and separation costs (3)	—	—	—	1.8	—	—	—	5.1
Unrealized (gain) loss on equity investment	—	—	—	(12.5)	—	—	—	(8.3)
Reorganization items, net	—	—	—	(424.4)	—	—	—	5.5
Share-based compensation	—	(1.1)	(0.1)	1.2	—	—	—	0.9
Gain on debt extinguishment at par	—	—	—	—	—	—	—	(17.5)
Fresh-start impact on debt extinguishment	—	—	—	—	—	—	—	18.3
Bad debt expense - customer bankruptcy	—	—	—	—	—	(0.6)	—	0.6
Fresh-start inventory-related expense (4)	75.3	—	—	75.3	125.2	—	—	125.2
As adjusted:	$292.6	$140.9	$29.4	$123.8	$322.6	$125.7	$29.1	$175.5
(1)Includes $4.2 million of accelerated depreciation in cost of sales a during the three months ended December 29, 2023 (Successor). Includes $0.8 million and $0.2 million of accelerated depreciation in cost of sales and selling general and administrative ("SG&A"), respectively, related to restructuring charges incurred during the three months ended December 30, 2022 (Predecessor).
(2)Includes $3.8 million of impairment charges on StrataGraft assets during the period November 15, 2023 through December 29, 2023 (Successor) and a $44.0 million Acthar inventory write-down to net realizable value during the period September 30, 2023 through November 14, 2023 (Predecessor).
(3)Represents costs in both periods primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the respective bankruptcy proceedings coupled with the severance of certain former executives of the Predecessor during the three months ended December 30, 2022 (Predecessor).
(4)Includes $76.3 million, $115.5 million of inventory fair-value step up expense during the three months ended December 29, 2023 (Successor) and December 30, 2022 (Predecessor), respectively. Also includes $1.0 million of fresh-start inventory-related gain during the period from November 15, 2023 through December 29, 2023 (Successor) and $9.7 million of fresh-start inventory-related expense primarily related to a change in accounting estimate during the three months ended December 30, 2022 (Predecessor).

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Period from November 15, 2023 through December 29, 2023	Period from September 30, 2023 through November 14, 2023	Three Months Ended December 30, 2022
Specialty Brands (1)	$9.0	$28.3	$65.6
Specialty Generics (2)	5.8	24.3	5.1
Segment operating income	14.8	52.6	70.7
Unallocated amounts:
Corporate and unallocated expenses (3)	(4.0)	(16.1)	(23.4)
Depreciation and amortization	(25.8)	(67.1)	(150.6)
Share-based compensation	—	(1.2)	(0.9)
Restructuring charges, net	—	—	(7.8)
Non-restructuring impairment charges (4)	(3.8)	(44.0)	—
Liabilities management and separation costs (5)	(1.4)	(0.4)	(5.1)
Bad debt expense - customer bankruptcy	—	—	(0.6)
Operating loss	$(20.2)	$(76.2)	$(117.7)
(1)Includes $40.5 million, $17.8 million and $105.1 million of inventory fair-value step-up expense during the the period from November 15, 2023 through December 29, 2023 (Successor), September 30, 2023 through November 14, 2023 (Predecessor) and the three months ended December 30, 2022 (Predecessor), respectively.
(2)Includes $18.0 million and $10.4 million of inventory fair-value step-up expense during the period from November 15, 2023 through December 29, 2023 (Successor) and the three months ended December 30, 2022 (Predecessor), respectively. Also includes $9.7 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate during the three months ended December 30, 2022 (Predecessor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Includes $3.8 million of impairment charges on StrataGraft assets during the period November 15, 2023 through December 29, 2023 (Successor) and a $44.0 million Acthar inventory write-down to net realizable value during the period September 30, 2023 through November 14, 2023 (Predecessor).
(5)Represents costs primarily related to expenses incurred related to the severance of certain former executives of the Predecessor during the three months ended December 30, 2022 (Predecessor), coupled with professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence during all periods.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor
	Period from November 15, 2023 through December 29, 2023	Period from September 30, 2023 through November 14, 2023	Three Months Ended December 30, 2022
Specialty Brands	$139.8	$130.9	$320.7
Specialty Generics	103.2	95.4	168.6
Net sales	$243.0	$226.3	$489.3

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor	Non-GAAP Measure
	Three Months Ended December 29, 2023	Three Months Ended December 30, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$270.7	$320.7	(15.6)%	0.2%	(15.8)%
Specialty Generics	198.6	168.6	17.8	—	17.8
Net sales	$469.3	$489.3	(4.1)%	0.2%	(4.3)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor
	Period from November 15, 2023 through December 29, 2023	Period from September 30, 2023 through November 14, 2023	Three Months Ended December 30, 2022
Specialty Brands
Acthar Gel	$57.0	$47.4	$140.9
INOmax	35.3	35.4	79.7
Therakos	39.1	32.4	62.3
Amitiza	5.0	10.6	34.2
Terlivaz	2.3	3.3	1.2
Other	1.1	1.8	2.4
Specialty Brands	139.8	130.9	320.7

Specialty Generics
Opioids	31.6	30.5	62.7
ADHD	13.5	18.5	15.0
Addiction treatment	10.5	8.8	15.9
Other	1.6	0.6	3.8
Generics	57.2	58.4	97.4
Controlled substances	11.6	14.1	25.6
APAP	32.5	21.2	42.2
Other	1.9	1.7	3.4
API	46.0	37.0	71.2
Specialty Generics	103.2	95.4	168.6
Net sales	$243.0	$226.3	$489.3

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor	Non-GAAP Measure
	Three Months Ended December 29, 2023	Three Months Ended December 30, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$104.4	$140.9	(25.9)%	—	(25.9)%
INOmax	70.7	79.7	(11.3)	—	(11.3)
Therakos	71.5	62.3	14.8	1.3	13.5
Amitiza	15.6	34.2	(54.4)	—	(54.4)
Terlivaz	5.6	1.2	366.7	—	366.7
Other	2.9	2.4	20.8	(1.3)	22.1
Specialty Brands	270.7	320.7	(15.6)	0.2	(15.8)

Specialty Generics
Opioids	62.1	62.7	(1.0)	—	(1.0)
ADHD	32.0	15.0	113.3	—	113.3
Addiction treatment	19.3	15.9	21.4	—	21.4
Other	2.2	3.8	(42.1)	—	(42.1)
Generics	115.6	97.4	18.7	—	18.7
Controlled substances	25.7	25.6	0.4	—	0.4
APAP	53.7	42.2	27.3	—	27.3
Other	3.6	3.4	5.9	—	5.9
API	83.0	71.2	16.6	—	16.6
Specialty Generics	198.6	168.6	17.8	—	17.8
Net sales	$469.3	$489.3	(4.1)%	0.2	(4.3)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Period from November 15, 2023 through December 29, 2023		Period from December 31, 2022 through November 14, 2023		Period from June 17, 2022 through December 30, 2022		Period from January 1, 2022 through June 16, 2022
		Percent of Net sales		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$243.0	100.0%	$1,622.9	100.0%	$1,039.7	100.0%	$874.6	100.0%
Cost of sales	179.1	73.7	1,300.5	80.1	991.0	95.3	582.0	66.5
Gross profit	63.9	26.3	322.4	19.9	48.7	4.7	292.6	33.5
Selling, general and administrative expenses	64.2	26.4	448.2	27.6	268.9	25.9	266.3	30.4
Research and development expenses	15.9	6.5	97.1	6.0	64.2	6.2	65.5	7.5
Restructuring charges, net	—	—	0.9	0.1	11.1	1.1	9.6	1.1
Non-restructuring impairment charges	2.6	1.1	135.9	55.9	—	—	—	—
Liabilities management and separation costs	1.4	0.6	157.7	64.9	21.2	2.4	9.0	1.0
Operating loss	(20.2)	(8.3)	(517.4)	(31.9)	(316.7)	(30.5)	(57.8)	(6.6)
Interest expense	(28.3)	(11.6)	(507.2)	(31.3)	(324.3)	(31.2)	(108.6)	(12.4)
Interest income	0.9	0.4	14.7	0.9	3.9	0.4	0.6	0.1
Other income (expense), net	5.4	2.2	(6.5)	(0.4)	10.0	1.0	(14.6)	(1.7)
Reorganization items, net	(4.0)	(1.6)	(892.7)	(55.0)	(23.2)	(2.2)	(630.9)	(72.1)
Loss from continuing operations before income taxes	(46.2)	(19.0)	(1,909.1)	(117.6)	(650.3)	(62.5)	(811.3)	(92.8)
Income tax benefit	(8.0)	(3.3)	(277.8)	(17.1)	(52.0)	(5.0)	(497.3)	(56.9)
Loss from continuing operations	(38.2)	(15.7)	(1,631.3)	(100.5)	(598.3)	(57.5)	(314.0)	(35.9)
Income from discontinued operations, net of income taxes	—	—	—	—	0.2	—	0.9	0.1
Net loss	$(38.2)	(15.7)%	$(1,631.3)	(100.5)%	$(598.1)	(57.5)%	$(313.1)	(35.8)%

Basic loss per share:
Loss from continuing operations	$(1.94)		$(122.75)		$(45.43)		$(3.70)
Income from discontinued operations	—		—		0.02		0.01
Net loss	$(1.94)		$(122.75)		$(45.41)		$(3.69)
Diluted loss per share:
Loss from continuing operations	$(1.94)		$(122.75)		$(45.43)		$(3.70)
Income from discontinued operations	—		—		0.02		0.01
Net loss	$(1.94)		$(122.75)		$(45.41)		$(3.69)
Weighted-average number of shares outstanding:
Basic	19.7		13.3		13.2		84.8
Diluted	19.7		13.3		13.2		84.8
(1)The Company reports its results based on a "52-53 week" year ending on the last Friday of December. The period November 15, 2023 through December 29, 2023 reflects the Successor period, while the period December 31, 2022 through, and including, November 14, 2023, the period June 17, 2022 through December 30, 2022 and the period January 1, 2022 through, and including, June 16, 2022 reflects the Predecessor periods. The combined periods of December 31, 2022 through November 14, 2023 and November 15, 2023 through December 29, 2023 ("fiscal 2023") and the combined periods of January 1, 2022 through June 16, 2022 and June 17, 2022 through December 30, 2022 ("fiscal 2022") both consisted of 52 weeks.

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor				Non-GAAP Combined
	Period from November 15, 2023 through December 29, 2023				Period from December 31, 2022 through November 14, 2023				Fiscal Year Ended December 29, 2023
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA
Net loss	$63.9	$64.2	$15.9	$(38.2)	$322.4	$448.2	$97.1	$(1,631.3)	$(1,669.5)
Adjustments:
Interest expense, net	—	—	—	27.4	—	—	—	492.5	519.9
Income tax benefit	—	—	—	(8.0)	—	—	—	(277.8)	(285.8)
Depreciation (1)	9.1	(0.3)	(0.2)	9.6	32.4	(6.5)	(1.8)	40.7	50.3
Amortization	16.2	—	—	16.2	449.6	—	—	449.6	465.8
Restructuring charges, net	—	—	—	—	—	—	—	0.9	0.9
Non-restructuring impairment charges (2)	1.2	—	—	3.8	44.0	—	—	179.9	183.7
Change in contingent consideration fair value	—	0.3	—	(0.3)	—	7.3	—	(7.3)	(7.6)
Change in derivative assets and liabilities fair value	—	—	—	8.4	—	—	—	—	8.4
Liabilities management and separation costs (3)	—	—	—	1.4	—	—	—	157.7	159.1
Unrealized (gain) loss on equity investment	—	—	—	(13.5)	—	—	—	10.1	(3.4)
Reorganization items, net	—	—	—	4.0	—	—	—	892.7	896.7
Share-based compensation	—	—	—	—	—	(8.5)	(0.4)	8.9	8.9
Fresh-start inventory-related expense (4)	57.5	—	—	57.5	187.0	—	—	187.0	244.5
As adjusted:	$147.9	$64.2	$15.7	$68.3	$1,035.4	$440.5	$94.9	$503.6	$571.9
(1)Includes $4.2 million of accelerated depreciation in cost of sales a during the period November 15, 2023 through December 29, 2023 (Successor). Includes $0.8 million of accelerated depreciation in SG&A related to restructuring charges incurred during the period December 31, 2022 through November 14, 2023 (Predecessor).
(2)Includes $135.9 million impairment charges on intangible assets during the period December 31, 2022 through November 14, 2023 (Predecessor), a $44.0 million Acthar inventory write-down to net realizable value during the period December 31, 2022 through November 14, 2023 (Predecessor), and $3.8 million of impairment charges on StrataGraft assets during the period November 15, 2023 through December 29, 2023 (Successor).
(3)Represents costs during the Successor period primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings. Represents costs during the Predecessor period primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2020 Bankruptcy Proceedings. As of the 2023 Petition Date, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as liabilities management and separation costs were classified on a go-forward basis as reorganization items, net.
(4)Includes $58.5 million and $187.0 million of inventory fair-value step up expense during the period from November 15, 2023 through December 29, 2023 (Successor) and December 31, 2022 through November 14, 2023 (Predecessor), respectively. Also includes $1.0 million of fresh-start inventory-related gain during the period from November 15, 2023 through December 29, 2023 (Successor).

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Predecessor								Non-GAAP Combined
	Period from June 17, 2022 through December 30, 2022				Period from January 1, 2022 through June 16, 2022				Fiscal Year Ended December 30, 2022
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA
Net loss	$48.7	$290.1	$64.3	$(598.1)	$292.6	$266.3	$65.5	$(313.1)	$(911.2)
Adjustments:
Interest expense, net	—	—	—	320.4	—	—	—	108.0	428.4
Income tax benefit	—	—	—	(52.0)	—	—	—	(497.3)	(549.3)
Depreciation (1)	21.8	(5.6)	(1.4)	28.8	32.7	(5.7)	(1.6)	40.0	68.8
Amortization	318.7	—	—	318.7	280.2	(1.6)	—	281.8	600.5
Restructuring charges, net	—	—	—	11.1	—	—	—	9.6	20.7
Income from discontinued operations	—	—	—	(0.2)	—	—	—	(0.9)	(1.1)
Change in contingent consideration fair value	—	(0.5)	—	0.5	—	—	—	—	0.5
Significant legal and environmental charges	—	—	—	—	—	—	—	11.1	11.1
Liabilities management and separation costs (2)	—	—	—	21.2	—	—	—	9.0	30.2
Unrealized (gain) loss on equity investment	—	—	—	(9.2)	—	—	—	22.2	13.0
Reorganization items, net	—	—	—	23.2	—	—	—	630.9	654.1
Share-based compensation	—	(1.4)	—	1.4	0.1	(1.3)	(0.3)	1.7	3.1
Gain on debt extinguishment at par	—	—	—	(21.4)	—	—	—	—	(21.4)
Fresh-start impact on debt extinguishment	—	—	—	22.4	—	—	—	—	22.4
Bad debt expense - customer bankruptcy	—	(6.4)	—	6.4	—	—	—	—	6.4
Fresh-start inventory-related expense (3)	298.7	—	—	298.7	—	—	—	—	298.7
As adjusted:	$687.9	$276.2	$62.9	$371.9	$605.6	$257.7	$63.6	$303.0	$674.9
(1)Includes $0.8 million and $0.2 million of accelerated depreciation in cost of sales and SG&A, respectively, related to restructuring charges incurred during the period from June 17, 2022 through December 30, 2022 (Predecessor).
(2)Represents costs primarily related to expenses incurred related to severance for the former chief executive officer ("CEO") and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies, in addition to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence.
(3)Includes $268.7 million and $30.0 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate, respectively, during the period from June 17, 2022 through December 30, 2022 (Predecessor).

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Non-GAAP Combined				Non-GAAP Combined
	Fiscal Year Ended December 29, 2023				Fiscal Year Ended December 30, 2022
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net loss	$386.3	$512.4	$113.0	$(1,669.5)	$341.3	$566.4	$129.8	$(911.2)
Adjustments:
Interest expense, net	—	—	—	519.9	—	—	—	428.4
Income tax benefit	—	—	—	(285.8)	—	—	—	(549.3)
Depreciation (1)	41.5	(6.8)	(2.0)	50.3	54.5	(11.3)	(3.0)	68.8
Amortization	465.8	—	—	465.8	598.9	(1.6)	—	600.5
Restructuring charges, net	—	—	—	0.9	—	—	—	20.7
Non-restructuring impairment charges (2)	45.2	—	—	183.7	—	—	—	—
Income from discontinued operations	—	—	—	—	—	—	—	(1.1)
Change in contingent consideration fair value	—	7.6	—	(7.6)	—	(0.5)	—	0.5
Change in derivative assets and liabilities fair value	—	—	—	8.4	—	—	—	—
Significant legal and environmental charges	—	—	—	—	—	—	—	11.1
Liabilities management and separation costs (3)	—	—	—	159.1	—	—	—	30.2
Unrealized (gain) loss on equity investment	—	—	—	(3.4)	—	—	—	13.0
Reorganization items, net	—	—	—	896.7	—	—	—	654.1
Share-based compensation	—	(8.5)	(0.4)	8.9	0.1	(2.7)	(0.3)	3.1
Gain on debt extinguishment at par	—	—	—	—	—	—	—	(21.4)
Fresh-start impact on debt extinguishment	—	—	—	—	—	—	—	22.4
Bad debt expense - customer bankruptcy	—	—	—	—	—	(6.4)	—	6.4
Fresh-start inventory-related expense (4)	244.5	—	—	244.5	298.7	—	—	298.7
As adjusted:	$1,183.3	$504.7	$110.6	$571.9	$1,293.5	$543.9	$126.5	$674.9
(1)Includes $4.2 million of accelerated depreciation in cost of sales and $0.8 million of accelerated depreciation in SG&A related to restructuring charges incurred during fiscal 2023. Includes $0.8 million and $0.2 million of accelerated depreciation in cost of sales and SG&A, respectively, related to restructuring charges incurred during fiscal 2022.
(2)Includes $135.9 million impairment charges on intangible assets, a $44.0 million Acthar inventory write-down to net realizable value and $3.8 million of impairment charges on StrataGraft assets during fiscal 2023.
(3)Represents costs primarily related to expenses incurred related to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence of the respective bankruptcy proceedings during fiscal 2023 and 2022, in addition to severance for the former CEO and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies during fiscal 2022.
(4)Includes $245.5 million and $268.7 million of inventory fair-value step up expense during fiscal 2023 and 2022, respectively. Also includes $1.0 million of fresh-start inventory-related gain and $30.0 million of fresh-start inventory-related expenses during fiscal 2023 and 2022, respectively.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands (1)	$9.0	$209.9	$113.8	$267.2
Specialty Generics (2)	5.8	156.2	(3.6)	65.3
Segment operating income	110.2	366.1	110.2	332.5
Unallocated amounts:
Corporate and unallocated expenses (3)	(4.0)	(45.8)	(39.3)	(48.2)
Depreciation and amortization	(25.8)	(490.3)	(347.5)	(321.8)
Share-based compensation	—	(8.9)	(1.4)	(1.7)
Restructuring charges, net	—	(0.9)	(11.1)	(9.6)
Non-restructuring impairment charges (4)	(3.8)	(179.9)	—	—
Liabilities management and separation costs (5)	(1.4)	(157.7)	(21.2)	(9.0)
Bad debt expense - customer bankruptcy	—	—	(6.4)	—
Operating loss	$(20.2)	$(517.4)	$(316.7)	$(57.8)
(1)Includes $40.5 million, $165.0 million, and $241.7 million of inventory fair-value step-up expense during the period from November 15, 2023 through December 29, 2023 (Successor), December 31, 2022 through November 14, 2023 (Predecessor) and the period June 17, 2022 through December 30, 2022 (Predecessor), respectively.
(2)Includes $18.0 million, $22.0 million and $27.0 million of inventory fair-value step-up expense during the period from November 15, 2023 through December 29, 2023 (Successor), December 31, 2022 through November 14, 2023 (Predecessor) and the period June 17, 2022 through December 30, 2022 (Predecessor), respectively. Also includes $1.0 million of fresh-start inventory-related gain during the period November 15, 2023 through December 29, 2023 and $30.0 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate during the period June 17, 2022 through December 30, 2022 (Predecessor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Includes $135.9 million impairment charges on intangible assets during the period December 31, 2022 through November 14, 2023 (Predecessor), a $44.0 million Acthar inventory write-down to net realizable value during the period December 31, 2022 through November 14, 2023 (Predecessor), and $3.8 million of impairment charges on StrataGraft assets during the period November 15, 2023 through December 29, 2023 (Successor).
(5)Represents costs primarily related to expenses incurred related to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence of the respective bankruptcy proceedings during fiscal 2023 and 2022, in addition to severance for the former CEO and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies during fiscal 2022.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands	$139.8	$949.2	$682.4	$587.1
Specialty Generics	103.2	673.7	357.3	287.5
Net sales	$243.0	$1,622.9	$1,039.7	$874.6

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Non-GAAP Combined	Non-GAAP Measure
	Fiscal Year Ended December 29, 2023	Fiscal Year Ended December 30, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,089.0	$1,269.5	(14.2)%	0.1%	(14.3)%
Specialty Generics	776.9	644.8	20.5	—	20.5
Net sales	$1,865.9	$1,914.3	(2.5)%	—%	(2.5)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands
Acthar	$57.0	$368.3	$294.1	$221.9
INOmax	35.3	267.9	173.9	165.8
Therakos	39.1	220.0	130.5	109.6
Amitiza	5.0	72.0	77.1	81.5
Terlivaz	2.3	13.3	1.2	—
Other	1.1	7.7	5.6	8.3
Specialty Brands	139.8	949.2	682.4	587.1

Specialty Generics
Opioids	31.6	230.7	117.9	88.8
ADHD	13.5	101.4	28.4	17.5
Addiction treatment	10.5	55.6	35.0	30.0
Other	1.6	8.2	6.8	4.9
Generics	57.2	395.9	188.1	141.2
Controlled substances	11.6	75.5	47.0	37.6
APAP	32.5	184.8	111.4	96.5
Other	1.9	17.5	10.8	12.2
API	46.0	277.8	169.2	146.3
Specialty Generics	103.2	673.7	357.3	287.5
Net sales	$243.0	$1,622.9	$1,039.7	$874.6

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Non-GAAP Combined	Non-GAAP Combined	Non-GAAP Measures
	Fiscal Year Ended December 29, 2023	Fiscal Year Ended December 30, 2022	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$425.3	$516.0	(17.6)%	—%	(17.6)%
INOmax	303.2	339.7	(10.7)	—	(10.7)
Therakos	259.1	240.1	7.9	0.5	7.4
Amitiza	77.0	158.6	(51.5)	(0.1)	(51.4)
Terlivaz	15.6	1.2	1,200.0	—	1,200.0
Other	8.8	13.9	(36.7)	0.4	(37.1)
Specialty Brands	1,089.0	1,269.5	(14.2)	0.1	(14.3)

Specialty Generics
Opioids	262.3	206.7	26.9	—	26.9
ADHD	114.9	45.9	150.3	—	150.3
Addiction treatment	66.1	65.0	1.7	(0.3)	2.0
Other	9.8	11.7	(16.2)	—	(16.2)
Generics	453.1	329.3	37.6	(0.1)	37.7
Controlled substances	87.1	84.6	3.0	—	3.0
APAP	217.3	207.9	4.5	—	4.5
Other	19.4	23.0	(15.7)	—	(15.7)
API	323.8	315.5	2.6	—	2.6
Specialty Generics	776.9	644.8	20.5	—	20.5
Net sales	$1,865.9	$1,914.3	(2.5)%	—%	(2.5)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor	Predecessor
	December 29, 2023	December 30, 2022
Assets
Current Assets:
Cash and cash equivalents	$262.7	$409.5
Accounts receivable, net	377.5	405.3
Inventories	982.7	947.6
Prepaid expenses and other current assets	138.9	273.4
Total current assets	1,761.8	2,035.8
Property, plant and equipment, net	321.7	457.6
Intangible assets, net	608.4	2,843.8
Deferred income taxes	801.0	475.5
Other assets	240.7	201.1
Total Assets	$3,733.6	$6,013.8

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$6.5	$44.1
Accounts payable	100.4	114.0
Accrued payroll and payroll-related costs	82.8	49.5
Accrued interest	20.1	29.0
Acthar-Gel Related Litigation Settlement liability	21.5	16.5
Opioid-Related Litigation Settlement liability	—	200.0
Accrued and other current liabilities	269.9	290.7
Total current liabilities	501.2	743.8
Long-term debt	1,755.9	3,027.7
Acthar Gel-Related Settlement liability	128.5	75.0
Opioid-Related Litigation Settlement liability	—	379.9
Pension and postretirement benefits	40.6	41.0
Environmental liabilities	35.1	35.8
Other income tax liabilities	19.6	18.2
Other liabilities	92.5	78.7
Total Liabilities	2,573.4	4,400.1
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	0.2	0.1
Ordinary shares held in treasury at cost	—	—
Additional paid-in capital	1,194.6	2,191.0
Retained deficit	(38.2)	(588.2)
Accumulated other comprehensive income (loss)	3.6	10.8
Total Shareholders' Equity	1,160.2	1,613.7
Total Liabilities and Shareholders' Equity	$3,733.6	$6,013.8

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022
Cash Flows From Operating Activities:
Net loss	$(38.2)	$(1,631.3)	$(598.1)	$(313.1)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	25.8	490.3	347.5	321.8
Share-based compensation	—	8.9	1.4	1.7
Deferred income taxes	(6.6)	(319.2)	(24.9)	(473.0)
Non-cash impairment charges	3.8	179.9	—	—
Reorganization items, net	—	831.0	—	425.4
Non-cash accretion expense	(0.7)	176.7	139.2	—
Other non-cash items	6.7	14.2	16.8	35.3
Changes in assets and liabilities:
Accounts receivable, net	88.6	(65.5)	(18.1)	49.8
Inventories	51.1	108.2	267.9	(33.2)
Accounts payable	25.8	(37.2)	8.1	(3.6)
Accrued consulting	(6.8)	25.0	(90.7)	0.1
Income taxes	(1.7)	169.3	(30.1)	(26.9)
Opioid-related litigation settlement liability	—	(250.0)	—	—
Acthar Gel-related settlement liability	—	(16.5)	—	—
Payment of claims	—	—	—	(629.0)
Other	30.6	(95.9)	28.1	2.4
Net cash from operating activities	178.4	(412.1)	47.1	(642.3)
Cash Flows From Investing Activities:
Capital expenditures	(8.5)	(53.9)	(28.8)	(33.4)
Proceeds related to divestiture, net of cash	—	—	70.0	—
Other	0.9	1.2	(13.7)	0.4
Net cash from investing activities	(7.6)	(52.7)	27.5	(33.0)
Cash Flows From Financing Activities:
Issuance of external debt	—	380.0	—	650.0
Repayment of external debt	(102.2)	(102.6)	(50.1)	(904.6)
Debt financing costs	—	(4.1)	—	(24.1)
Other	—	(0.1)	(4.0)	—
Net cash from financing activities	(102.2)	273.2	(54.1)	(278.7)
Effect of currency rate changes on cash	1.4	(1.7)	(1.1)	(3.9)
Net change in cash, cash equivalents and restricted cash	70.0	(193.3)	19.4	(957.9)
Cash, cash equivalents and restricted cash at beginning of period	273.4	466.7	447.3	1,405.2
Cash, cash equivalents and restricted cash at end of period	$343.4	$273.4	$466.7	$447.3

Cash and cash equivalents at end of period	$262.7	$186.7	$409.5	$297.9
Restricted cash included in prepaid expenses and other assets at end of period	40.8	47.0	20.6	113.0
Restricted cash included in other long-term assets at end of period	39.9	39.7	36.6	36.4
Cash, cash equivalents and restricted cash at end of period	$343.4	$273.4	$466.7	$447.3